UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

AMAIZE BEVERAGE CORPORATION
(exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-59114	33-0730042
Commission File Number	IRS Employer Identification Number

5042 Wilshire Blvd., #34708, Los Angeles, CA 90036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 287-3164

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On December 2, 2015, Joseph R. Rodriguez tendered to the Board of Directors of AMAIZE BEVERAGE CORPORATION, a Nevada corporation (the “Registrant”) his notice of resignation as the Company’s Vice President of Operations. Mr. Rodriguez’s resignation was effective as of December 31, 2015. The Registrant is seeking a replacement, but has not found an acceptable candidate as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAIZE BEVERAGE CORPORATION

Dated: March 18, 2016	By:	/s/ Richard Damion
Richard Damion
CEO